UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 18, 2011

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue
Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 20, 2011, Pacific Sunwear of California, Inc. (the “Company”) announced that Michael Kaplan, age 47, has been appointed Senior Vice President and Chief Financial Officer of the Company. He will join the Company effective as of May 2, 2011.
Mr. Kaplan will succeed Michael L. Henry whose employment as Senior Vice President and Chief Financial Officer of the Company will terminate on April 22, 2011. Mr. Henry will be entitled to receive severance benefits under the Company’s Executive Severance Plan, as amended, which was previously filed as Exhibit 10.12 to the Company’s Form 10-K filed with the SEC on April 1, 2009 (the “Severance Plan”).
Mr. Kaplan was Chief Financial Officer of Harbor Freight Tools, a privately held 349-store retailer of proprietary tools, from February 2010 to April 20, 2011. Prior to joining Harbor Freight Tools, he was Chief Financial Officer of Banana Republic, Inc. from February 2007 to January 2010, and was Chief Financial Officer of Gap, Inc. Outlet Division from August 2005 to February 2007. Prior to joining Gap, Inc., he held several executive positions with The Walt Disney Company from 1989 to 2005, eventually becoming Vice President, Planning and Control for the Disneyland Resort.
Mr. Kaplan will receive a base salary of $385,000 and an annual incentive bonus opportunity based on the Company’s achievement of a pre-set financial target and Mr. Kaplan’s achievement of performance criteria to be established by the Chief Executive Officer. Mr. Kaplan’s target incentive bonus will be 50% of his base salary with a maximum incentive bonus of 100% of his base salary. Mr. Kaplan will also be entitled to a relocation housing allowance and the reimbursement of certain moving expenses.
Mr. Kaplan will be entitled to the following equity award grants, subject to the approval of the Compensation Committee of the Board of Directors :
•	An option to purchase 75,000 shares of the Company’s common stock. The option will have a per-share exercise price equal to the closing price of a share of the Company’s common stock on the grant date and a maximum term of seven years. The option is scheduled to vest, subject to Mr. Kaplan’s continued employment, in 25% installments on each of the first four anniversaries of the grant date.

•	An award of 25,000 restricted shares of the Company’s common stock. The restricted stock award will vest, subject to Mr. Kaplan’s continued employment, in 25% installments on each of the first four anniversaries of the grant date.
Mr. Kaplan will also be entitled to participate in the Company’s benefit plans on terms consistent with those generally applicable to the Company’s other executives, including severance arrangements under the Severance Plan.

Item 7.01	Regulation FD Disclosure
On April 20, 2011, the Company issued a press release announcing Mr. Kaplan’s appointment as Senior Vice President and Chief Financial Officer. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

99.1	Press Release issued by the Company on April 20, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 20, 2011

PACIFIC SUNWEAR OF CALIFORNIA, INC.
/s/ CRAIG E. GOSSELIN
Craig E. Gosselin
Senior Vice President, General Counsel and Human Resources